                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-11(c) or
                 Rule 14a-12

                  MPHASE TECHNOLOGIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                           MPHASE TECHNOLOGIES, INC.
                             587 CONNECTICUT AVENUE
                        NORWALK, CONNECTICUT 06854-0566

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD FRIDAY, MAY 5, 2000

                            ------------------------

TO THE SHAREHOLDERS OF MPHASE TECHNOLOGIES, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Shareholders Meeting of mPhase Technologies, Inc. (the "Company") will be held at the Four Seasons Hotel at 57 East 57(th) Street, New York, New York 10022, on May 5, 2000, at 10:00 a.m. Eastern Time, for the purpose of considering the voting upon:

    (1) A proposal to elect eight (8) Directors to hold office until the next Annual Meeting or until a successor is duly elected and qualified.

    (2) A proposal to approve and adopt an amendment to the Company's Amended Certificate of Incorporation whereby the authorized capitalization of the Company will be increased to 150,000,000 shares of Common Stock, no par value per share.

    (3) A proposal to approve and adopt the Company's Long-Term Stock Incentive Plan, as amended, to increase the amount of authorized shares reserved for issuance under the Plan.

    (4) A proposal to ratify the appointment of Arthur Andersen, CPA, as the independent accountants for the Company's 2000 fiscal year.

    (5) Such other business as may properly come before the meeting and any adjournment thereof.

    The above items are more fully described in the attached Proxy Statement, which is hereby made a part of this Notice. Only shareholders of record at the close of business on Thursday, April 6, 2000 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          GUSTAVE T. DOTOLI
                                          CORPORATE SECRETARY

April 22, 2000

                                   IMPORTANT

Whether or not you expect to be present at the meeting, PLEASE FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY as promptly as possible in order to save the Company further solicitation expense. Shareholders of record attending the meeting may revoke their proxies at that time and personally vote all matters under consideration. There is an addressed envelope enclosed with the Proxy for which no postage is required if mailed in the United States.

                           MPHASE TECHNOLOGIES, INC.

                            ------------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 5, 2000

                            ------------------------

    This Proxy Statement is furnished to the shareholders of mPhase Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") and at any adjournments thereof. The Annual Meeting will be held at the Four Seasons Hotel at 57 East 57(th) Street, New York, New York 10022, at 10:00 a.m. Eastern Time on Friday, May 5, 2000.

    The approximate date on which this Proxy Statement and the accompanying Proxy Card are first being sent or given to shareholders is April 22, 2000.

                                     VOTING

GENERAL

    The securities that may be voted at the Annual Meeting consist of common stock of the Company, no par value per share (the "Common Stock"), with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting was April 6, 2000. On the record date, 28,104,825 shares of Common Stock were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTE REQUIRED

    The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum at the Annual Meeting. Under New Jersey law, abstentions and broker non-votes will not have the effect of votes in opposition and, therefore, will not affect the outcome of such matter, but shall be counted for quorum purposes. The affirmative vote of the holders of not less than a majority of the outstanding shares of the Company, present in person or represented by proxy and entitled to vote at the Annual Meeting, is required to approve all proposals detailed herein.

VOTING BY PROXY

    The Company's Common Stock represented by properly executed proxies received at or before the Annual Meeting that have not been revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. The Company's Common Stock represented by properly executed proxies for which no instruction is given will be voted "FOR" approval of the herein referenced proposals. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment. The Company's shareholders are requested to complete, sign, date and promptly return the enclosed Proxy Card in the postage-prepaid envelope provided for this purpose to ensure that their shares are voted. A shareholder may revoke a proxy at any time before it is voted by signing and returning a later-dated proxy with respect to the same shares, by filing with the Secretary of the Company, a written revocation bearing a later date or by attending and voting in person at the Annual Meeting. Mere attendance at the Annual Meeting will not in and of itself revoke a proxy.

    If the Annual Meeting is postponed or adjourned for any reason at any subsequent reconvening of the Annual Meeting, all proxies (except for any proxies that have theretofore effectively been revoked or withdrawn) will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, notwithstanding that such proxies may have been effectively voted on the same or any other matter at a previous meeting.

    The accompanying proxy is solicited by and on behalf of the Company's Board of Directors. The Company will bear the cost of soliciting proxies from its shareholders. In addition to solicitation by mail, directors and officers of the Company may solicit proxies by telephone, telegram or otherwise. Such directors and officers will not receive additional compensation for such solicitation. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to beneficial owners of shares held of record by them.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    On February 23, 2000, the Board of Directors approved a resolution to amend the Company's By-Laws, Article III, paragraph 2, to increase the number of members of the Board from seven (7) to nine (9) Directors. Pursuant to the Company's By-Laws, Article III, paragraph 4, the Board of Directors appointed two directors on February 23, 2000, J. Allen Layman and Anthony H. Guerino, and one director on March 4, 2000, Craig Vickers, to fill the vacant directorships until the upcoming Annual Meeting and until each of their successors shall have been elected and qualified. The Board has nominated Messrs. Layman, Guerino and Vickers to be elected as Directors in addition to the existing five
(5) Directors which the Board has nominated for re-election, Necdet F. Ergul, Ronald A. Durando, Gustave T. Dotoli, David Klimek and J. Lee Barton, and to serve on the Board of Directors until the next Annual Meeting and until their successors shall have been elected and qualified.

    The Board of Directors recommends that you vote FOR the election of these eight nominees to serve on the Board of Directors until the next Annual Meeting.

NAME                                   AGE                   POSITION(S)
----                                 --------   -------------------------------------
Necdet F. Ergul                         75      Chairman of the Board and Director
Ronald A. Durando                       42      Chief Executive Officer and Director
Gustave T. Dotoli                       62      Chief Operating Officer and Director
David Klimek                            44      Chief Technology Officer and Director
J. Lee Barton                           45      Director
J. Allen Layman                         54      Director
Anthony H. Guerino, Esq.                54      Director
Craig Vickers                           54      Director

    The following is biographical information about each of the nominees.

    NECDET F. ERGUL has served as the Company's Chairman of the Board since October 1996 with the exception of a three-month period when he temporarily resigned due to the press of personal business. Mr. Ergul also currently serves as the President and Chief Executive Officer of Microphase Corporation, which he founded in 1955. In addition to his management responsibilities at Microphase, he is active in engineering design and related research and development.
Mr. Ergul holds a Masters Degree in Electrical Engineering from the Polytechnic Institute of Brooklyn, New York.

    RONALD A. DURANDO is a co-founder of mPhase Technologies, Inc. and has served as the Company's President and Chief Executive Officer since our inception in October 1996. Prior to joining the Company, Mr. Durando was President and Chief Executive Officer of Nutley Securities, Inc., a registered broker-dealer. In addition, Mr. Durando currently serves as the Chief Operating Officer of Microphase Corporation, a leading developer of telecommunications technology. He is also Chairman of the Board of Janifast Ltd., a U.S. Holding Corp. for operational and manufacturing companies in Hong Kong and China. On November 26, 1999, Mr. Durando acquired, via a 100% ownership of Packet
Port, Inc., a controlling interest in Linkon Corporation, now known as PacketPort.com, Inc.

    GUSTAVE T. DOTOLI has served as the Company's Chief Operating Officer since October 1996. In addition, Mr. Dotoli currently serves as the Vice President of Corporate Development of Microphase Corporation. He is formerly the President and Chief Executive Officer of the following corporations:

Imperial Electro-Plating, Inc., World Imports USA, Industrial Chemical
Supply, Inc., SISCO Beverage, Inc. and Met Pack, Inc. Mr. Dotoli received a B.S. in Industrial Engineering from Fairleigh Dickinson University in 1959.

    DAVID KLIMEK is a co-founder of mPhase Technologies, Inc. and has served as the Company's Chief Technology Officer since June 1997 and as Director of Engineering since its inception in October 1996. He has more than 18 years of technical engineering and design expertise and presently holds 13 individual or co-authored U.S. patents. From 1982 to 1990, Mr. Klimek was the R&D manager of Digital Controls, Inc. Mr. Klimek received his B.S. in Electrical Engineering in 1982 from Milwaukee School of Engineering, Milwaukee, Wisconsin. In addition, he graduated from the U.S. Navy Basic Electronics School at Great Lakes Naval Training Center in 1972.

    J. LEE BARTON has served as one of the Company's directors since
February 1999. Mr. Barton also serves as President and Chief Executive Officer of Lintel, Inc., a holding company that owns Hart Telephone Company, a 10,000-line local exchange carrier in northeast Georgia, Hart Communications, an interconnect carriers' carrier and long distance company, Hart Cellular, a partnership in two RSA's in north Georgia, and Hart Cable, a recently formed cable television company and Hart GlobalNet.

    J. ALLEN LAYMAN became a member of the Board on February 23 2000.
Mr. Layman is the President and Chief Executive Officer of R&B Communications and its subsidiaries, R&B Telephone, R&B Cable, R&B Telecom, R&B Network and The Beeper Company, which companies provide services in the telecommunications industry, and has been employed by R&B Telephone since 1974. Mr. Layman is a member of several boards of directors, including R&B Communications and its subsidiaries, The Bank of Fincastle, the United States Telephone Association, the Organization for the Promotion and Advancement of Small Telecommunications Companies, Virginia Telephone Industry Association, Valley Network Partnership, Layman Development Corporation, Botetourt County Public Schools Education Foundation, Inc., Virginia PCS Alliance, West Virginia PCS Alliance and the Blue Ridge Mountains Council, Boy Scouts of America. Mr. Layman holds a B.A. from Bridgewater College in Business Administration and Economics.

    ANTHONY H. GUERINO, ESQUIRE became a member of the Board on February 23, 2000. Mr. Guerino is an attorney in private practice in New Jersey. Prior to January, 1998, Mr. Guerino served as a judge of the Newark Municipal Courts for over twenty (20) years, periodically sitting in the Essex County Central Judicial Processing Court at the Essex County Courthouse. Mr. Guerino has been a chairperson for and member of several judicial committees and associations in New Jersey, and has been an instructor for the Seton Hall School of Law's Trial Moot Court Program. Mr. Guerino received both his B.S. and Juris Doctorate degrees from Seton Hall University.

    CRAIG VICKERS became a member of the Board of on March 4, 2000. Mr. Vickers currently is a principal of Convergence Capital, a firm that provides advisory services in international and domestic investment banking, in corporate finance and in the industry sectors of media, information communications and entertainment. Mr. Vickers is responsible for advising management of mid-stage companies on strategic relationships, mergers and acquisition matters. Prior to his position at Convergence Capital, Mr. Vickers served as the Director, Business Development, Sports Information Services at Infotechnology.
Mr. Vickers holds a B.S. from California State University, and is a member of the Internet Society, the MIT Enterprise Forum, the New York Media Association, the New York Venture Group, ABANA and the US/Arab Chamber of Commerce.

    Should any nominee become unable or unwilling to accept nomination or election, the Board of Directors will either select a substitute nominee or will reduce the size of the Board. If you have submitted a proxy and a substitute nominee is selected, the holders of the proxy will vote your shares FOR the election of the substitute nominee. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve if elected.

    BOARD COMMITTEES

    The Board of Directors approved the creation of both an Audit and Compensation committee on February 23, 2000.

    The Audit Committee is responsible for the Company's relations with the independent accountants. Specifically, the Audit Committee recommends the appointment of the Company's independent accountants and determines the appropriateness of their fees, reviews the scope and results of the audit plans of the independent accountants, oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems and confers independently with the independent accountants. The Audit Committee is comprised of Messrs. Durando, Layman, Vickers and Guerino, of which Messrs. Layman, Vickers and Guerino are outside directors.

    The Compensation Committee is responsible for the Company's management and employee compensation. Specifically, the Compensation Committee determines the adequacy of management and employee compensation including the administration of the Company's Long-Term Stock Incentive Plan. The Compensation Committee is comprised of Messrs. Dotoli, Layman, Vickers and Guerino.

    During fiscal year ended June 30, 1999, the Board of Directors held six meetings. There were no committee meetings during 1999 since the committees were not formed until February, 2000.

    DIRECTOR COMPENSATION

    The Company pays each of the directors $15,000 annually for their services as a Director and for their attendance of Board and Committee meetings. Additionally, certain of the Directors have been granted options under the Company's Long-Term Stock Incentive Plan, which grants are included in the table "Security Ownership of Certain Beneficial Owners and Management" and the notes thereto.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ABOVE NOMINEES FOR DIRECTOR. THE 8 NOMINEES RECEIVING THE GREATEST NUMBER OF AFFIRMATIVE VOTES SHALL BE THE DIRECTORS. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" EACH OF THE ABOVE NOMINEES.

                                  PROPOSAL II
                  PROPOSAL TO AMEND THE AMENDED CERTIFICATE OF
                    INCORPORATION TO INCREASE THE AUTHORIZED
                     SHARES OF COMMON STOCK OF THE COMPANY

    The Board of Directors recommends the approval of an increase in the authorized shares of Common Stock of the Company, no par value per share, from 50,000,000 to 150,000,000. As of April 6, 2000, the Company has 28,104,825
issued and outstanding shares, no par value.

REASONS FOR AND EFFECTS OF THE PROPOSAL

    The Board of Directors has proposed an increase in the number of authorized shares of Common Stock for several reasons. First, the Company currently has 50,000,000 shares of Common Stock authorized, no par value, of which 28,104,825 are issued and outstanding. However, the Company has issued warrants and options to purchase an additional 8,976,500 shares of Common Stock and has reserved an additional 6,832,500 shares which are eligible to be granted under the proposed Long-Term Stock Incentive Plan as amended. The Board wishes to have available a sufficient reserve of shares for issuance from time to time at the discretion of the Board of Directors, and without further authorization by the shareholders, in furtherance of the Company's business purposes. Such purposes might include, without limitation, the issuance and sale of Common Stock (i) in public or private offerings as a means of obtaining additional capital for the Company's business; (ii) as part or all of the consideration required to be paid for the acquisition of ongoing businesses or other assets;
(iii) to satisfy any current or future financial obligations of the Company;
(iv) in connection with the exercise of options, warrants or rights, or the conversion of convertible securities that may be issued by the Company; or
(v) pursuant to any benefit, option or stock ownership plan or employment agreement.

    The proposed increase in the number of authorized shares of Common Stock will not change the number of shares of Common Stock outstanding or the rights of the holders of such stock. Other than for the possibility of issuing new shares of Common Stock upon the exercise of outstanding stock options or warrants, the Company does not have any immediate plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by the proposed amendment to the Amended Certificate of Incorporation. However, the Company anticipates that it will need to raise additional equity capital in the near future through the issuance of Common Stock or other securities that are convertible into or otherwise grant the holder thereof the right to purchase Common Stock.

    Any issuance of additional shares of Common Stock could reduce the current shareholders' proportionate interests in the Company, depending on the number of shares issued and the purpose, terms and conditions of the issuance. Moreover, the issuance of additional shares of Common Stock could discourage attempts to acquire control of the Company by tender offer or other means. In such a case, shareholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. Also, the issuance of stock to persons supportive of the Board of Directors could make it more difficult to remove incumbent management and directors from office. Although the Board of Directors intends to issue Common Stock only when it considers such issuance to be in the best interest of the Company, the issuance of additional shares of Common Stock may have, among others, a dilutive effect on earnings per share of Common Stock and on the equity and voting rights of holders of shares of Common Stock. The Board of Directors believes, however, that the benefits of providing the flexibility to issue shares without delay for any business purpose outweigh any such possible disadvantages.

    Ownership of shares of Common Stock entitle each shareholder to one vote per share of common stock. Holders of shares of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership. Shareholders wishing to maintain their interest, however, may be able to do so through normal market purchases.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED CERTIFICATE OF INCORPORATION THEREFORE INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 150,000,000, AS SET FORTH ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE AMENDED CERTIFICATE OF INCORPORATION.

                                  PROPOSAL III
                  PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT
                TO THE COMPANY'S LONG-TERM STOCK INCENTIVE PLAN

    On February 23, 2000, the Board of Directors adopted the Amended Long-Term Stock Incentive Plan (the "Plan"), subject to shareholder approval. Accordingly, at the Annual Meeting, shareholders will be asked to approve and adopt the Plan, as amended. The Plan shall be amended to increase the reserved shares of Common Stock for issuance from time to time under the Plan from 5,000,000 to 15,000,000 shares. All of the other terms of the original Plan are the same.

    The full text of the Plan is set forth as Appendix B hereto, and shareholders are urged to refer to it for a complete description of the proposed Plan as amended. The summary description of the Plan which follows is qualified entirely by such reference.

    The purposes of the Plan are to advance the interests of the Company by providing equity incentives to selected key employees and consultants of the Company and its subsidiaries who contribute and are expected to contribute materially to the success of the company and its subsidiaries, to provide a means of rewarding outstanding performance, and to protect the long-term interests of the Company and its subsidiaries by enabling them to maintain a competitive position in attracting and retaining the key personnel and consultants necessary for growth and profitability.

    The Plan is administered by the Compensation Committee which was established by the Board of Directors. The Committee shall from time to time at its discretion determine which key employees or consultants of the Company and its subsidiaries shall be granted stock options and the amount of Common Stock covered by such stock options. Each Optionee shall receive a notice from the Company and executed by an officer of the Company describing the specific terms of his or her option.

    Under the terms of the original Plan, the Board of Directors reserved 5,000,000 shares of its Common Stock which may be issued and sold pursuant to stock options granted under the Plan, which shall be increased to 15,000,000 shares. The Plan shall be effective until August 15, 2007. Any stock option shall be exercisable in whole or in part from time to time during the term thereof as may be determined by the Committee, but no stock option will be exercisable more than five (5) years after the date of grant. Further, unless otherwise provided by the Committee, no stock option may be exercised prior to the first anniversary of the date of granting of such stock option.

    Stock options may be granted only to salaried employees of the Company and its subsidiaries who are officers (including officers who are members of the Board of Directors of the Company or any of its subsidiaries) as well as to other key employees and consultants of the Company and its subsidiaries. Successive stock options may be granted to the same persons whether or not the stock option or stock options first granted to such persons remain unexercised, including one or more Incentive Stock Options, provided that the aggregate Fair Market Value (as defined below) determined at the time that such Incentive Stock Options are granted of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year shall not exceed $1,000,000.

    Stock options granted may be (i) stock options which are intended to qualify as Incentive Stock Options, (ii) stock options which are not intended to qualify ("Non-Qualified Stock Options"), or (iii) combinations of the foregoing. In the case of Incentive Stock Options, the option price will not be less than the Fair Market Value of the Stock on the date of the grant. In the case of Non-Qualified Stock Options, the option price shall not be less than the lowest of (i) the Fair Market Value of the Company's Common Stock on the date of the grant,
(ii) the Fair Market Value of the Stock on January 1 of a calendar year within three years of the calendar year in which the grant is made or (iii) the book value per share of the Common Stock on the date on which such stock option first becomes exercisable. An amendment to an outstanding Incentive Stock Option that constitutes a modification, extension, or renewal of the stock option, pursuant to Section 425(h) of the Code, shall be considered as the grant of a new stock option on the date of such amendment and, therefore, the option price shall be adjusted so that it shall not be less than the Fair Market Value of the Company's Common Stock on the date of such amendment.

    "Fair Market Value" means the average of the bid and asked price of the Company's Common Stock on the relevant date as quoted by the National Association of Securities Dealers on the OTC Bulletin Board or such other stock exchange such as the NASDAQ Small Cap Market on which the shares are traded. If no sale shall have been made on that date, the Fair Market Value shall be the average price on the next preceding day there is a sale. During such times as the shares are not traded, the Compensation Committee shall exercise its best judgment and good faith to determine the Fair Market Value of the

Company's Common Stock on the relevant date and shall consider all factors deemed to be relevant to such determination.

    Under the Plan, in the event of any change in the number of issued and outstanding shares which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in capital structure of the Company such as a merger, consolidation, reorganization or recapitalization, the Compensation Committee shall appropriately adjust (a) the maximum number of shares of Common Stock which may be issued under stock options pursuant to the Plan, (b) the number of shares subject to each outstanding stock option and the price per share thereof (but not the total price) so that, upon exercise of the stock option, the Optionee shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding stock option or options immediately before the effective date of such change in the capital structure of the Company. Such adjustments shall not result in the issuance of fractional shares.

    However, no stock option granted pursuant to this Plan shall be adjusted in a manner that causes an Incentive Stock Option to fail to continue to qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of stock options pursuant to the Plan shall not affect in any way the discretionary right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or consolidate or dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    Notwithstanding anything herein to the contrary, if the Company adopts a plan of dissolution or liquidation of the Company, or approves the reorganization, merger or consolidation of the Company with or into one or more corporations, as a result of which the Company will not be the surviving entity, or if the Company shall agree to sell substantially all of the assets of the Company to one or more entities, the Company may give a person holding stock options written notice of such transaction. The Optionee then must either
(a) exercise his or her stock options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, or (b) to surrender such stock options or any unexercised portion thereof. Those stock options which the Company requests to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by the end of such thirty day period shall automatically lapse irrevocably and the Optionee shall have no further rights with respect to such stock options.

    The shareholders of the Company or its Board of Directors may at any time, without the consent of any Optionee, alter, amend, revise, suspend, or discontinue the Plan, provided that such action may not (i) adversely affect any stock options theretofore granted under the Plan, or (ii) cause any Incentive Stock Option to fail to qualify as such under Section 422A of the Code.

    The Company or its subsidiaries may withhold from an Optionee, as a condition of exercise of a stock option any taxes that it or its subsidiaries are required to withhold in connection with the exercise of a stock option. An Optionee may satisfy any tax obligation in whole or in part by electing (the "Election") to have the Company withhold shares having a value equal to the amount required to be withheld or by tendering to the Company shares having a value equal to the amount required to be withheld. The value of the shares to be withheld or tendered shall be based on the Fair Market Value of the Company's Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date"). However, each Election must be made prior to the Tax Date and the Committee may disapprove of any Election, may suspend or terminate the right to make such Election, or may provide with respect to any stock option that the right to make Elections shall not apply to such stock option. Any Election once made is irrevocable.

    Additionally, if the Optionee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, then an Election is subject to the following additional restrictions (i) no Election shall be effective for a Tax Date which occurs within six months of the grant of a stock option, except that this limitation shall not apply in the event that an Optionee dies or becomes permanently and totally disabled prior to the expiration of such six month period; and (ii) the Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of the release for publication the Company's quarterly or annual statements of earnings and ending on the twelfth business day following such date.

    If any stock option granted under this Plan shall expire or be forfeited prior to being exercised in full, the unpurchased shares subject to such stock option shall be available for the granting of further stock options under the Plan. Unless otherwise provided by the Committee, unexercised stock options will expire (i) if an employee's employment is terminated for cause; (ii) if an employee's employment is terminated as a result of death, permanent and total disability or retirement (pursuant to a retirement plan of the Company or its subsidiaries or pursuant to a resolution of the Committee that such employee shall be deemed to have retired), such employee's stock options will expire on the sooner of (x) twelve (12) months from the date of death, permanent and total disability or such retirement or (y) the expiration date established in the grant; and (iii) if an employee's employment is terminated for any other reason, such employee's stock options will expire on the sooner of (x) three (3) months from the date of such termination or (y) the expiration date established in the grant.

    For purposes of the Plan, an Optionee shall be considered permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment as determined in accordance with the applicable benefit plans of the Company and its subsidiaries. An Optionee shall not be considered to be permanently and totally disabled unless he or she furnishes proof of the existence thereof in such form and manner and at such times as is required under the applicable benefit plan of the Company and its subsidiaries. Unless otherwise provided by the Committee, a stock option shall not be exercisable for more shares than the number of shares which could have been purchased if the stock option were exercised on the date of termination of employment.

    An Optionee or assignee of a stock option shall have any rights with respect to any shares covered by such stock option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided herein for stock dividends.

    The employee may exercise stock options by notifying the secretary of the Company that he or she is exercising the stock options and by presenting payment for the shares for which stock options are being exercised. Payment for the shares may be in the form of cash, banker's check, certified check or personal check.

    At the time of exercise of any stock option, the Company may require the Optionee to execute any documents or take any action which may be then necessary to comply with any and all applicable federal or state laws, regulations or rules regulating the sale and issuance of securities by the Company, and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. With respect to Non-Qualified stock options, income recognized at the time the stock options are exercised (measured by the excess of the market value of the Company's Common Stock on the date of exercise over the option price) will be subject to federal and state income tax withholding requirements. The Company may, from time to time, change its requirements with respect to enforcing compliance with the applicable securities laws, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular stock option or Common Stock issued upon exercise thereof.

    The Company shall not be obligated to sell or issue any shares upon exercise of any stock option unless (a) the shares with respect to which the stock option is being exercised have been registered under all applicable federal and state laws, regulations or rules or are exempt from such registration; and (b) in the event the Common Stock has been listed on any recognized stock exchange such as the NASDAQ Small Cap Market, the shares with respect to which the stock option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

    The provisions of the Plan and any option agreement issued pursuant to its provisions are to be governed under New Jersey law.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE OPTION PLAN

    The federal income tax consequences of an employee's participation in the Plan are complex and subject to change and Optionees should consult their own tax advisors as to the tax consequences that each individual may encounter upon issuance and exercise of any option under the Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDED LONG-TERM STOCK INCENTIVE PLAN AS SET FORTH ABOVE. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO APPROVE THE ADOPTION OF THE AMENDED PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" APPROVAL OF THE AMENDED LONG-TERM STOCK INCENTIVE PLAN.

                                  PROPOSAL IV
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Company has engaged Arthur Andersen, CPAs, certified public accountants having offices in Stamford, Connecticut, as the Company's independent accountants for the fiscal year ending June 30, 2000. Arthur Andersen has audited the Company's operations for the year ended June 30, 1999. It is anticipated that representatives of such firm will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN, CPAS, AS THE EXTERNAL AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2000. THE AFFIRMATIVE VOTE OF HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF THE AUDITORS. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" RATIFICATION OF ARTHUR ANDERSEN, CPAS.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

    Several of the individuals who have served as directors or executive officers of the Company have been issued warrants and/or options to purchase shares of the Company's Common Stock. Further, the directors and officers are eligible to receive options under the Plan, as amended, and therefore will be eligible for future grants of options pursuant thereto. Accordingly, if the increased authorization is not approved as requested in Proposal II hereof and such directors and officers are unable to exercise such warrants and options, such directors and officers may have claims against the Company for breach of contract or otherwise.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by each person or group that is known by the Company to be the beneficial owner of more than five percent (5%) of its outstanding Common Stock, each director of the Company, each person named in the Summary Compensation Table, and all directors and executive officers of the Company as a group as of April 6, 2000. Unless otherwise indicated, the Company believes that the persons named in the table below, based on information furnished by such owners, have sole voting and investment power with respect to the Common Stock beneficially owned by them, subject to community property laws, where applicable.

NAME AND ADDRESS OF                     NUMBER OF SHARES OF COMMON           PERCENTAGE OWNERSHIP OF
BENEFICIAL OWNER(1)                      STOCK BENEFICIALLY OWNED          COMMON STOCK OUTSTANDING(2)
-------------------                     --------------------------         ---------------------------
Necdet F. Ergul.......................           1,537,500(3)                          5.40%
Ronald A. Durando.....................           3,566,148(4)                         11.94%
Gustave T. Dotoli.....................           1,475,000(5)                          5.09%
J. Lee Barton.........................           3,395,000(6)                         11.59%
David Klimek..........................           1,195,000(7)                          4.16%
Hal L. Willis.........................             250,000(8)(9)                          *
Susan E. Cifelli......................             255,000(10)                            *
J. Allen Layman.......................              25,000(11)                            *
Anthony H. Guerino, Esq...............              25,000(11)                            *
Craig Vickers.........................             110,000(12)                            *
Lintel, Inc...........................           2,445,000(13)                         8.40%
All Executive Officers and Directors
  as a Group (10 Persons).............          11,833,648(14)                        35.34%

------------------------

*   Less than 1%

(1) Unless otherwise indicated, the address of each beneficial owner is 587 Connecticut Avenue, Norwalk, Connecticut 06854-0566.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The percentage for each beneficial owner listed above is based on 28,104,825 shares outstanding on April 6, 2000. In accordance with the rules of the Securities and Exchange Commission, options to purchase shares of Common Stock that are exercisable within 60 days after April 1, 2000, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes options to purchase 387,500 shares of Common Stock.

(4) Includes (i) options to purchase 1,750,000 shares of Common Stock; and
    (ii) 120,000 shares of Common Stock held by Nutley Securities, Inc., a company wholly-owned by Mr. Durando.

(5) Includes options to purchase 850,000 shares of Common Stock.

(6) Includes (i) options to purchase 200,000 shares of Common Stock; (ii) a Common Stock Purchase Warrant for 1,000,000 shares of Common Stock held by Lintel, Inc., of which company Mr. Barton is the President and Chief Executive Officer; and (iii) 1,445,000 shares of Common Stock owned by Lintel, Inc.

(7) Includes options to purchase 630,000 shares of Common Stock.

(8) Includes (i) options to purchase 150,000 shares of Common Stock;
    (ii) 25,000 shares of Common Stock held in an IRA in the name of Hal Willis, Jr.; and (iii) 50,000 shares of Common Stock beneficially owned by Mr. Willis' son.

(9) Mr. Willis tendered his resignation to the Board of Directors on February 18, 2000 and the Board accepted his resignation on February 23, 2000. He was, however, an officer of the Company during the entire fiscal year ended June 30, 1999.

(10) Includes options to purchase 255,000 shares of Common Stock.

(11) Includes options to purchase 25,000 shares of Common Stock.

(12) Includes options to purchase 110,000 shares of Common Stock.

(13) Includes a Common Stock Purchase Warrant for 1,000,000 shares of Common Stock.

(14) Includes (i) options to purchase 4,382,500 shares of Common Stock; and
    (ii) a Common Stock Purchase Warrant for 1,000,000 shares of Common Stock.

                             EXECUTIVE COMPENSATION

    The following table sets forth the cash compensation paid by the Company to, as well as any other compensation paid to or earned by, the Chief Executive Officer of the Company and those executive officers compensated at or greater than $100,000 for services rendered to the Company in all capacities during the fiscal year ended June 30, 1999 and for the two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG TERM
                                                     ANNUAL COMPENSATION        COMPENSATION AWARDS
                                                     -------------------   -----------------------------
                                                                             RESTRICTED      UNDERLYING
NAME OF INDIVIDUAL                                                         STOCK AWARD(S)   OPTIONS/SARS
AND PRINCIPAL POSITION                      YEAR      SALARY     BONUS        (SHARES)        (SHARES)
----------------------                    --------   --------   --------   --------------   ------------
Ronald A. Durando.......................    1999     $250,000   $275,000      400,000           562,500
  Chief Executive Officer and               1998      150,000         --           --                --
  President                                 1997       75,000         --           --         1,000,000

Gustave T. Dotoli.......................    1999     $175,000   $100,000      175,000           300,000
  Chief Operating Officer                   1998      120,000         --           --                --
                                            1997       60,000         --           --           750,000

David Klimek............................    1999     $ 77,138   $ 35,000      275,000           150,000
  Chief Technology Officer                  1998       68,500         --           --                --
                                            1997      63,1000         --           --           500,000

Hal L. Willis(1)........................    1999     $105,000   $105,000           --           100,000
  Executive Vice President--                1998           --         --           --                --
  Corporate Development                     1997           --         --           --                --

------------------------

(1) Mr. Willis tendered his resignation to the Board of Directors on February 18, 2000 and the Board accepted his resignation on February 23, 2000. He was, however, an officer of the Company during the entire fiscal year ended June 30, 1999.

    No individual named above received pre-requisites or non-cash compensation during the years indicated which exceeded the lesser of $50,000 or an amount equal to 10% of such person's salary. No other executive officer received compensation and bonuses that exceeded $100,000 during any year.

STOCK OPTIONS

    The following table sets forth certain information concerning individual issues of options made during the year ended June 30, 1999 to the Company's executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                                             PERCENTAGE OF TOTAL
                                      NUMBER OF SECURITIES     OPTIONS GRANTED
                                       UNDERLYING OPTIONS      TO EMPLOYEES IN     EXERCISE PRICE   EXPIRATION
NAME                                      GRANTED (#)            FISCAL YEAR           ($/SH)          DATE
----                                  --------------------   -------------------   --------------   ----------
Ronald A. Durando...................        312,500                 21.2                1.00           2004
                                            250,000                 17.0                2.50           2004

Gustave T. Dotoli...................        150,000                 10.2                1.00           2004
                                            150,000                 10.2                2.50           2004

David Klimek........................         50,000                  3.4                1.00           2004
                                            100,000                  6.8                2.50           2004

Hal L. Willis.......................         50,000                  3.4                1.00           2004
                                             50,000                  3.4                2.50           2004

    The following table sets forth information with respect to the number and value of outstanding options held by executive officers named in the Summary Compensation Table above at June 30, 1999. The value of unexercised in-the-money options is based upon the difference between $8.00, the closing price of our Common Stock on June 30, 1999 and the exercise price of the options.

                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES
                                               UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                                               OPTIONS AT YEAR END (#)      MONEY OPTIONS AT YEAR END ($)
                                             ---------------------------   -------------------------------
NAME                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE       UNEXERCISABLE
----                                         -----------   -------------   -----------       -------------
Ronald A. Durando..........................   1,562,500            --      10,545,500                --
Gustave T. Dotoli..........................   1,050,000            --       7,113,350                --
David Klimek...............................     650,000            --       4,440,000                --
Hal L. Willis..............................     100,000            --         625,000                --

COMPENSATION OF DIRECTORS

    Directors of the Company are currently entitled to receive $15,000 annually for their services and for attendance at each Board meeting. Directors must attend at least three Board meetings as well as at least three committee meetings of each of the committees to which the Director is a member.

                             EMPLOYMENT AGREEMENTS

    The Company has an employment agreement with Ronald A. Durando, the Company's President, Chief Executive Officer and Director. The agreement, executed June 24, 1999, is for a period of thirty-six months commencing on July 1, 1999. Under the terms of the agreement, Mr. Durando receives a base annual salary of $275,000, a bonus and a salary increase based upon performance review every six months, beginning six months from the effective date of the agreement, as well as health benefits, vacation and such other fringe benefits as would be paid to similarly situated senior management of the Company. In consideration of devoting such time as would be required of the Chief Executive Officer of the Company to the business of the Company and specifically to his duties under the agreement to provide investor relations, Mr. Durando is entitled to a bonus at the end of each year equal to five percent (5%) of the increase in the market value of the issued and outstanding shares of the Company's Common Stock, of which bonus twenty-five percent (25%) shall be payable in cash and the remaining balance in Common Stock.

    Such agreement is terminable upon Mr. Durando's death, permanent disability, or for just cause, and is renewable within two months of the expiration date of the agreement upon the mutual terms agreed to by Mr. Durando and the Company. Mr. Durando shall be deemed "permanently disabled" under the agreement if he shall fail to render and perform the executive services required under the agreement for a continuous period of three consecutive months. "Just cause" is defined under the agreement as the commission of acts constituting theft, embezzlement, the receipt of funds or property under false pretenses or similar acts of gross misconduct with respect to the Company's property, or the conviction of a felony involving matters not directly related to the Company's business if, in the Board's discretion, it adversely affects his ability to perform his executive duties.

    The agreement also contains work-for-hire, confidentiality and non-disclosure provisions. In the event that Mr. Durando breaches such provisions, the Company is entitled to injunctive relief restraining him from any further breach, in addition to any other remedies that the Company may have arising out of such breach.

    Additionally, in the event of a change in control of the Company that is not approved by Mr. Durando as a Director or shareholder of the Company, he is entitled to exercise an option to purchase 3,000,000 shares of Common Stock at a price of $1.00 per share.

    The Company also has an employment agreement with Gustave T. Dotoli, the Company's Chief Operating Officer and Director. The agreement, executed
June 24, 1999, is for a period of thirty-six months commencing from July 1, 1999, and Mr. Dotoli receives a base annual salary of $200,000, a bonus and a salary increase based upon performance review every six months, beginning six months from the effective date of the agreement, as well as health benefits, vacation and such other fringe benefits as would be paid to similarly situated senior management of the Company. In consideration, Mr. Dotoli must devote such time as would be required of a Chief Operating Officer of the Company to the business of the Company.

    Such agreement is terminable upon Mr. Dotoli's death, permanent disability, or for just cause, and is renewable within two months of the expiration date of the agreement upon the mutual terms agreed to by Mr. Dotoli and the Company. Mr. Dotoli shall be deemed "permanently disabled" under the agreement if he shall fail to render and perform the executive services required under the agreement for a continuous period of three consecutive months. "Just cause" is defined under the agreement as the commission of acts constituting theft, embezzlement, the receipt of funds or property under false pretenses or similar acts of gross misconduct with respect to the Company's property, or the conviction of a felony involving matters not directly related to the Company's business if, in the Board's discretion, it adversely affects his ability to perform his executive duties. The agreement also contains work-for-hire, confidentiality and non-disclosure provisions.

    No other executive officers of the Company have an employment agreement with the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Company's management is affiliated by employment at and/or ownership of a related group of companies, including Microphase Corporation, Complete Telecommunications, Inc. (which was dissolved subject to a settlement dated August 16, 1999), Packet Port, Inc. and PacketPort.com and Janifast
Holdings, Ltd., which may record material transactions with the Company. As a result of such affiliations, the Company's management in the future may have conflicting interests with these affiliated companies.

    Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli, our Chairman, Chief Executive Officer and Chief Operating Officer, respectively, are executive officers and shareholders of Microphase and Ronald Durando and Gustave Dotoli are president and vice-president of PacketPort.com.

    The Company reimburses Microphase $50,000 per month for research and development services and administrative expenses incurred for the use of Microphase's office space, lab facilities and administrative staff.

    On June 25, 1998, the Company issued 2,500,000 shares to several individuals, including Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli, in consideration for all the issued and outstanding shares of Microphase Telecommunications, Inc., which at the time was an affiliate of Microphase.

    At June 30, 1999, the Company owed Microphase $14,335 in respect to research and development and general administrative expenses.

    In June 1999, the Company issued 200,000 shares of Common Stock to David Klimek, one of the Company's directors and executive officers, as a technical advisory fee in connection with the Company's acquisition of Microphase Telecommunications, Inc. referred to above.

    Ronald A. Durando is the owner/sole shareholder of Nutley Securities, Inc., a former registered broker-dealer, which is not a private investment company under the Investment Advisors Act of 1940.

    In February 1997, the Company issued 600,000 shares to Nutley Securities as a "finder's fee" in connection with the acquisition of Lightpaths, Inc. of which 280,000 shares were contemporaneously assigned to co-finders.

    During the period ended June 30, 1997, the Company paid $95,141 to Nutley Securities in offering costs, and during the period ended June 30, 1998, the Company incurred offering costs with Nutley Securities totaling $153,999.

    In August 1997, the Company granted Thomas A. Murphy, a former director and officer of the Company, options to purchase 750,000 shares of Common Stock at an exercise price of $1.00 per share. Mr. Murphy has agreed to waive his right to purchase such shares as part of a settlement relating to his termination as an employee at the Company.

    In October 1997, in connection with a planned joint venture licensing agreement with Global Music & Media, Inc., a Tennessee corporation, the Company became the 41.724% owner of Complete Telecommunications, Inc. The Company invested $300,000 in Complete Telecommunications and issued to Global Music & Media 250,000 shares of Common Stock. The Company also loaned $150,000 to the joint venture. No payments have been received by the Company from the joint venture with Global Music & Media. During the fiscal year 1998, Global Music & Media commenced an action against the Company alleging it was the holder of an exclusive license to market the Company's Traverser technology and related projects, which action was settled on August 16, 1999.

    One of the Company's directors, J. Lee Barton, is the president and chief executive officer of Lintel, Inc. Lintel is the parent corporation of Hart Telephone Company, the Company's beta customer located in Hartwell, Georgia, where the Company has installed its prototype product and commenced beta testing. In December 1998, the Company issued 3,115,000 shares in a private placement to J. Lee Barton, several members of his family, Lintel, several employees of Lintel and two employees of Microphase for a purchase price of approximately $1.03 per share, or an aggregate purchase price of $3,197,416.

    Janifast Holdings, Ltd., a Delaware corporation, is the parent corporation of the manufacturer which has produced components for the Company's prototype Traverser DVDDS product, and may produce such components for the Company in the future. Necdet F. Ergul, Ronald A. Durando and Gustave T. Dotoli are controlling shareholders of Janifast with an aggregate ownership interest of greater than 75% of Janifast. Mr. Durando is chairman of the board of directors and each of Messrs. Dotoli and Ergul are directors of Janifast.

    On November 26, 1999, Packet Port, Inc. a company owned 100% by
Mr. Durando, acquired controlling interest in Linkon Corp., which subsequently changed its name to PacketPort.com, Inc. In connection with this transaction, Mr. Durando transferred 350,000 shares of the Company's Common Stock to Packet Port, Inc. Mr. Durando was elected president and Mr. Dotoli vice president of PacketPort.com, Inc.

               SHAREHOLDERS PROPOSALS FOR THE 2001 ANNUAL MEETING

    Shareholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 2001 Annual Meeting of Shareholders must submit such proposals in writing to the Secretary of the Company in accordance with all applicable rules and regulations of the SEC for receipt by the Company no later than January 31, 2001. A signed proxy shall confer discretionary authority upon the Company to vote on all shareholder proposals that are not received by the Company on or before January 31, 2001.

                              COST OF SOLICITATION

    All expenses incurred in the solicitation of the proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone or telecopy. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

                                APPRAISAL RIGHTS

    Under New Jersey law and the Company's Amended Certificate of Incorporation, no appraisal rights are available to dissenting stockholders with regard to the corporate actions contemplated by the above Proposals.

                             ADDITIONAL INFORMATION

    A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, is being provided to all shareholders with this Proxy Statement. In addition, the Company's Annual Report on Form 10-KSB with exhibits is available via the internet at the website http://www.freeedgar.com.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the Proxy will act in respect thereof in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          GUSTAVE T. DOTOLI
                                          CORPORATE SECRETARY

Norwalk, Connecticut
April 22, 2000

                                                                      APPENDIX A

                           MPHASE TECHNOLOGIES, INC.
                                     PROXY

    The undersigned hereby appoints Gustave T. Dotoli and Robert H. Jaffe, or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the Annual Meeting of Shareholders and to vote all shares of Common Stock of mPhase Technologies, Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at the Four Seasons Hotel at 57 East 57(th) Street, New York, New York 10022, on Friday, May 5, 2000 at 10:00 a.m. and at all postponements or adjournments upon the following matters:

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4 LISTED ON THE REVERSE SIDE. PROXIES ARE ALSO GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                   (Continued, and to be signed on next page)

                         ANNUAL MEETING OF SHAREHOLDERS
                           MPHASE TECHNOLOGIES, INC.
                              FRIDAY, MAY 5, 2000
                                   10:00 A.M.

                            ------------------------

/X/  Please mark your votes as in this example.

THE BOARD OF DIRECTORS           1. Election of Necdet F. Ergul,
RECOMMENDS A VOTE "FOR" EACH OF     Ronald A. Durando, Gustave T.
THE PROPOSALS AT RIGHT.             Dotoli, David Klimek, J. Lee
                                    Barton, J. Allen Layman,
                                    Anthony H. Guerino, Esq. and
                                    Craig Vickers as Directors of
                                    the Board of Directors until      FOR       AGAINST      ABSTAIN
                                    the next annual meeting           / /         / /          / /
                                 2. Approval of an amendment to
                                    the Amended Certificate of
                                    Incorporation whereby the
                                    capitalization of the Company
                                    will be increased to
                                    150,000,000 shares of Common      FOR       AGAINST      ABSTAIN
                                    Stock, no par value per share     / /         / /          / /
                                 3. Authorization, approval and
                                    adoption of the Company's
                                    Amended Long-Term Stock           FOR       AGAINST      ABSTAIN
                                    Incentive Plan                    / /         / /          / /
                                 4. Approval of the Company's
                                    independent accountants,
                                    Arthur Andersen, CPAs, for the
                                    fiscal year ended June 30,        FOR       AGAINST      ABSTAIN
                                    2000                              / /         / /          / /

                                                          Change of Address  / /

          I plan to attend the meeting   / /         I do not plan to attend the
                                                                    meeting  / /

    SIGNATURE(S) ________________________________________     DATE _____________

    Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such.

                                                                      APPENDIX B

                           MPHASE TECHNOLOGIES, INC.
                     AMENDED LONG TERM STOCK INCENTIVE PLAN
                                   ARTICLE I
                               GENERAL PROVISIONS

SECTION 1.1 PURPOSES OF THE PLAN.

    The purposes of the mPhase Technologies, Inc. Long Term Stock Incentive Plan are to advance the interests of mPhase Technologies, Inc. by providing equity incentives to selected key employees and consultants of the Company and its subsidiaries who contribute and are expected to contribute materially to the success of the company and/or its subsidiaries, to provide a means of rewarding outstanding performance, and to protect the long-term interests of the Company and its subsidiaries by enabling them to maintain a competitive position in attracting and retaining the key personnel and consultants necessary for growth and profitability.

SECTION 1.2 DEFINITIONS.

    For the purposes of this Plan:

    (a) "Board of Directors" means the Board of Directors of mPhase Technologies, Inc.

    (b) "Committee" means the Board of Directors setting as a Compensation Committee.

    (c) "Company" means mPhase Technologies, Inc.

    (d) "Fair Market Value" means the average of the bid and asked price of the Company's common stock on the relevant date as quoted by the National Association of Securities Dealers on the OTC Bulletin Board or such other stock exchange such as the NASDAQ Small Cap Market on which the shares are traded. If no sale shall have been made on that date, the Fair Market Value shall be the average price on the next preceding day there is a sale. During such times as the shares are not traded, the Committee shall exercise its best judgment and good faith to determine the Fair Market Value of the Company's common stock on the relevant date and shall consider all factors deemed to be relevant to such determination.

    (e) "Plan" means the mPhase Technologies, Inc. Long Term Stock Incentive Plan as set forth herein.

    (f) "shares" means shares of the Company's no par value common stock.

    (g) "stock option" means a right granted to purchase stock in accordance with Article II of the Plan.

    (h) "subsidiaries" means Lightpaths, Inc., a Delaware corporation, and any other direct or indirect subsidiary of the Company.

SECTION 1.3 ADMINISTRATION.

    (a) The Committee shall hold meetings relative to the Plan at such times and places as it may determine. The Committee shall from time to time at its discretion determine which key employees or consultants of the Company and its subsidiaries shall be granted stock options and the amount of common stock covered by such stock options.

    (b) Except as hereinafter provided, the Committee shall have full and final authority, binding upon all who have an interest in the Plan, to (i) interpret the Plan, (ii) interpret the stock options granted or awarded under the Plan, and (iii) make all determinations necessary or advisable. No member of the

Committee shall incur any liability to any person for anything done or omitted to be done by the member or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence.

SECTION 1.4 ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

    In the event of any change in the number of issued and outstanding shares which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in capital structure of the Company such as a merger, consolidation, reorganization or recapitalization, the Committee shall appropriately adjust (a) the maximum number of shares of common stock which may be issued under stock options pursuant to the Plan, (b) the number of shares subject to each outstanding stock option and the price per share thereof (but not the total price) so that, upon exercise of the stock option, the optionee shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to his or her outstanding stock option or options immediately before the effective date of such change in the capital structure of the Company. Such adjustments shall not result in the issuance of fractional shares.

    The foregoing adjustments shall be made by the Committee. No stock option granted pursuant to this Plan shall be adjusted in a manner that causes an Incentive Stock Option (as defined in Article II) to fail to continue to qualify as an "Incentive Stock Option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The grant of stock options pursuant to the Plan shall not affect in any way the discretionary right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge or consolidate or dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    Notwithstanding anything herein to the contrary, if the Company shall adopt a plan of dissolution or liquidation of the Company, or if mPhase
Technologies, Inc. shall enter into a definitive agreement providing for the reorganization, merger or consolidation of the Company with or into one or more corporations, as a result of which the Company will not be the surviving entity (it being understood that the Company shall not be deemed to be the surviving entity if more than fifty (50%) percent of the Company's voting stock will be held, after such transaction by another entity), or if the Company shall agree to sell substantially all of the assets of the Company to one or more entities, the Company may give a person holding stock options written notice thereof requiring such Optionee either (a) to exercise his or her stock options within thirty days after receipt of such notice, including all installments whether or not they would otherwise be exercisable at that date, or (b) to surrender such stock options or any unexercised portion thereof. Those stock options which the Company requests to be exercised and which shall not have been exercised in accordance with the provisions of the Plan by the end of such thirty day period shall automatically lapse irrevocably and the Optionee shall have no further rights with respect to such stock options.

SECTION 1.5 AMENDMENT, SUSPENSION OR TERMINATION OF PLAN.

    The shareholders of the Company or its Board of Directors may at any time, without the consent of any optionee, alter, amend, revise, suspend, or discontinue the Plan, provided that such action may not (i) adversely affect any stock options theretofore granted under the Plan or, (ii) cause any Incentive Stock Option (as defined in Article II) to fail to qualify as such under
Section 422A of the Code.

SECTION 1.6 EFFECTIVENESS.

    The Plan shall be effective until August 15, 2007.

SECTION 1.7 WITHHOLDING TAXES.

    (a) The Company or its subsidiaries may withhold from an optionee, as a condition of exercise of a stock option any taxes that it or its subsidiaries are required to withhold in connection with the exercise of a stock option.

    (b) At any time when an optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws upon exercise of a stock option, the optionee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares having a value equal to the amount required to be withheld or by tendering to the Company shares having a value equal to the amount required to be withheld. The value of the shares to be withheld or tendered shall be based on the Fair Market Value of the Company's common stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

    (c) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make such Election, or may provide with respect to any stock option that the right to make Elections shall not apply to such stock option. Any Election once made is irrevocable.

    (d) If the optionee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, then an Election is subject to the following additional restrictions:

        (1) No Election shall be effective for a Tax Date which occurs within six months of the grant of a stock option, except that this limitation shall not apply in the event that an optionee dies or becomes permanently and totally disabled prior to the expiration of such six month period.

        (2) The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of the release for publication the Company's quarterly or annual statements of earnings and ending on the twelfth business day following such date.

                                   ARTICLE II
                              STOCK OPTION PROGRAM

SECTION 2.1 NUMBER OF SHARES AUTHORIZED FOR STOCK OPTIONS.

    The total number of shares of the Company's common stock which may be issued and sold pursuant to stock options granted under the Plan shall not exceed 15,000,000 shares. The limitation established herein shall be subject to adjustment as provided in Section 1.4 hereof. If any stock option granted under this Plan shall expire or be forfeited prior to being exercised in full, the unpurchased shares subject to such stock option shall be available for the granting of further stock options under the Plan.

SECTION 2.2 ELIGIBILITY FOR STOCK OPTIONS.

    Stock options may be granted only to salaried employees of the Company and its subsidiaries who are officers (including officers who are members of the Board of Directors of the Company or any of its subsidiaries) as well as to other key employees and consultants of the Company and its subsidiaries. The Committee may, from time to time and upon such terms and conditions and for such consideration as it may determine, authorize the granting of stock options to eligible employees and consultants and may fix the number of shares to be covered by each stock option as it deems appropriate. Successive stock options may be granted to the same persons whether or not the stock option or stock options first granted to such persons remain unexercised. Stock options granted may be (i) stock options which are intended to qualify as Incentive Stock Options, (ii) stock options which are not intended to qualify ("Non-Qualified Stock Options"), or (iii) combinations of the foregoing. Each stock option granted shall be identified as to its status, Incentive Stock Option or Non-Qualified Stock Option, and such status shall not thereafter be subject to change. The granting of a stock option to an employee shall not give such employee any right to be granted any future stock option under the Plan, or any right to be retained in the employ of the Company by virtue of his or her participation in the Plan.

SECTION 2.3 TERMS AND CONDITIONS.

    The grant of a stock option shall be evidenced by a notice to the optionee of such grant signed on behalf of the Committee by the president or duly authorized vice president of the Company. The notice shall describe such stock option, state that such stock option is subject to all the terms and conditions of Article II of the Plan, and set forth the terms and conditions of the stock option. In addition:

    (a) In the case of Incentive Stock Options, the option price will not be less than the Fair Market Value of the Stock on the date of the grant. In the case of Non-Qualified Stock Options, the option price shall not be less than the lowest of (i) the Fair Market Value of the Company's common stock on the date of the grant, (ii) the Fair Market Value of the Stock on January 1 of a calendar year within three years of the calendar year in which the grant is made or (iii) the book value per share of the common stock on the date on which such stock option first becomes exercisable. An amendment to an outstanding Incentive Stock Option that constitutes a modification, extension, or renewal of the stock option, pursuant to Section 425(h) of the Code, shall be considered as the grant of a new stock option on the date of such amendment and, therefore, the option price shall be adjusted so that it shall not be less than the Fair Market Value of the Company's common stock on the date of such amendment.

    (b) The number of shares in a given stock option will be adjusted pursuant to Section 1.4 so that the total value of the stock option remains the same after any such adjustment.

    (c) No stock option by its terms will be exercisable more than five
       (5) years after the date of grant.

    (d) Unless otherwise provided by the Committee, unexercised stock options will expire as follows:

       (i) If an employee's employment is terminated for cause, such employee's Stock Options will expire immediately upon termination.

       (ii) If an employee's employment is terminated as a result of death, permanent and total disability or retirement (pursuant to a retirement plan of the Company or its subsidiaries or pursuant to a resolution of the Committee that such employee shall be deemed to have retired), such employee's stock options will expire on the sooner of (x) twelve (12) months from the date of death, permanent and total disability or such retirement or (y) the expiration date established in the grant.

       (iii) If an employee's employment is terminated for any other reason, such employee's stock options will expire on the sooner of (x) three
           (3) months from the date of such termination or (y) the expiration date established in the grant.

           For purposes of the Plan, an optionee shall be considered permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impair-ment as determined in accordance with the applicable benefit plans of the Company and its subsidiaries. An optionee shall not be considered to be permanently and totally disabled unless he or she furnishes proof of the existence thereof in such form and manner and at such times as is required under the applicable benefit plan of the Company and its subsidiaries. Unless otherwise provided by the Committee, a stock option shall not be exercisable for more shares than the number of shares which could have been purchased if the stock option were exercised on the date of termination of employment.

    (e) An optionee or assignee of a stock option shall have any rights with respect to any shares covered by such stock option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as otherwise provided herein for stock dividends.

    (f) The stock option shall be exercisable in whole or in part from time to time during the term thereof as may be determined by the Committee; provided, however, that unless otherwise provided by the Committee,
       (i) no stock option may be exercised prior to the first anniversary of the date of granting of such stock option and (ii) each stock option shall be exercisable in part or in full at any time after such first anniversary.

    (g) The employee may exercise stock options by notifying the secretary of the Company that he or she is exercising the stock options and by presenting payment for the shares for which stock options are being exercised. Payment for the shares may be in the form of cash, banker's check, certified check or personal check.

    (h) At the time of exercise of any stock option, the Company may require the optionee to execute any documents or take any action which may be then necessary to comply with any and all applicable federal or state laws, regulations or rules regulating the sale and issuance of securities by mPhase Technologies, Inc. and the Company may, if it deems necessary, include provisions in the stock option agreements to assure such compliance. With respect to Non-Qualified stock options, income recognized at the time the stock options are exercised (measured by the excess of the market value of the Company's common stock on the date of exercise over the option price) will be subject to federal and state income tax withholding requirements. The Company may, from time to time, change its requirements with respect to enforcing compliance with the applicable securities laws, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said laws. Such changes may be made with respect to any particular stock option or common stock issued upon exercise thereof.

    (i) The Company shall not be obligated to sell or issue any shares upon exercise of any stock option unless:

       (a) the shares with respect to which the stock option is being exercised have been registered under all applicable federal and state laws, regulations or rules or are exempt from such registration; and

       (b) in the event the common stock has been listed on any recognized stock exchange such as the NASDAQ Small Cap Market, the shares with respect to which the stock option is being exercised have been duly listed on such exchange in accordance with the procedure specified therefor.

SECTION 2.4 LIMITS ON INCENTIVE STOCK OPTIONS.

    An individual may be granted one or more Incentive Stock Options, provided that the aggregate Fair Market Value (determined at the time that such Incentive Stock Options are granted) of the common stock with respect to which Incentive Stock Options are exercisable for the first time by such individual during any calendar year shall not exceed $1,000,000.

SECTION 2.5 GOVERNING LAW.

    The provisions of this Plan and any option agreement issued pursuant to its provisions are to be governed under New Jersey law and the forum for any dispute arising out of its provisions or any option agreement issued thereunder shall be the state courts of New Jersey or the United States District of New Jersey.